SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                         _______________


                            FORM 8-K
                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                          March 8, 1999


                     REYNOLDS METALS COMPANY
                     -----------------------
     (Exact name of registrant as specified in its charter)




   Delaware                  1-1430                 54-0355135
   --------                  ------                 ----------
(State of Incorporation)  (Commission             (IRS Employer
                          File Number)        Identification Number)




                     6601 West Broad Street
                         P.O. Box 27003
                  Richmond, Virginia 23261-7003
                  -----------------------------
            (Address of Principal Executive Offices,
                       including zip code)


                         (804) 281-2000
                         --------------
      (Registrant's Telephone Number, including area code)

Item 5.  Other Events.

     The Registrant's Board of Directors today approved amendments to the Registrant's 1997 shareholder rights plan. The plan was amended to conform to recent Delaware court decisions and current practice in shareholder rights plans. The plan, as amended and restated, appears as Exhibit 4.1 to this filing.

     Principal changes effected by the amendments are as follows:

     (1) The rights under the plan become separate and tradeable, and are exercisable, if a person or group acquires beneficial ownership of 15% or more of the Registrant's common stock, or announces a tender offer for 15% or more of the Registrant's outstanding common stock.

     (2) Rights to acquire common stock at a 50% discount are triggered once a person or group acquires 15% of the Registrant's common stock, subject to "grandfathering" and "inadvertent acquisition" provisions.

     (3) All provisions formerly granting powers only to "continuing directors" have been deleted.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

          Number                        Exhibit

             4.1              Amended and Restated Rights
                              Agreement dated as of March 8, 1999
                              between Reynolds Metals Company and
                              ChaseMellon Shareholder Services, L.L.C.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   REYNOLDS METALS COMPANY



                                   By:  /s/ D. Michael Jones
                                        -------------------------
                                          D. Michael Jones
                                          Senior Vice President
                                           and General Counsel

Dated:  March 8, 1999

                          EXHIBIT INDEX


Exhibit                                                 Page


 4.1    Amended and Restated Rights Agreement dated as    5
        of March 8, 1999, between Reynolds Metals
        Company and ChaseMellon Shareholder Services,
        L.L.C.